POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

As filed with the Securities and Exchange Commission on January 18, 2005

Registration No. 333-87559

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CECO ENVIRONMENTAL CORP.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	13-2566064
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3120 Forrer Street

Cincinnati, Ohio 45209

(Address of Principal Executive Offices, including Zip Code)

CECO Environmental Corp.

1999 CECO Environmental Corp. Employee Stock Purchase Plan

(Full Title of the Plan)

Leslie J. Weiss

Sugar, Friedberg & Felsenthal LLP

30 North LaSalle Street, Suite 3000

Chicago, Illinois 60602

(312) 704-9400

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Dennis W. Blazer, CFO

Vice President Finance/Administration

CECO Environmental Corp.

3120 Forrer Street

Cincinnati, Ohio 45209

(513) 458-2676

PART I

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-87559) filed on September 22, 1999 (the “Registration Statement”) as it pertains to the 1,000,000 shares of Common Stock, par value $0.01 per share, of CECO Environmental Corp. (the “Common Stock”), registered in connection with the 1999 CECO Environmental Corp. Employee Stock Purchase Plan (the “Plan”).

This Post-Effective Amendment is being filed pursuant to the undertaking of the Registrant to remove from registration those securities reserved for issuance under the Plan originally registered that remain unsold at the termination of the offering.

The Plan terminated on September 30, 2004 by its terms. CECO Environmental Corp. sold 82,183 shares to employees under the Plan. Accordingly, 917,817 of the 1,000,000 shares originally registered under the Plan were never issued and are hereby removed from registration.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

a. The Company’s Registration Statement on Form S-8 for the 1999 CECO Environmental Employee Stock Purchase Plan filed on September 22, 1999.

b. The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

c. The description of the Company’s Common Stock, $0.01 par value, contained in the Company’s Registration Statement on Form 10 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 on April 27, 1973, which was declared effective on September 28, 1973, including any subsequent amendment or any report or other filing with the Securities and Exchange Commission updating such description.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on this 18th day of January, 2005.

CECO Environmental Corp.

By:	/s/ Phillip DeZwirek
Phillip DeZwirek
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip DeZwirek Phillip DeZwirek	Chief Executive Officer and Chairman of the Board, and Director (Principal Executive Officer)	January 18, 2005

/s/ Dennis W. Blazer Dennis W. Blazer	Vice President Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	January 18, 2005

/s/ Richard Blum Richard Blum	President, Director	January 18, 2005

/s/ Jason Louis DeZwirek Jason Louis DeZwirek	Director	January 18, 2005

/s/ Josephine Grivas Josephine Grivas	Director	January 18, 2005

/s/ Donald Wright Donald Wright	Director	January 18, 2005

/s/ Melvin F. Lazar Melvin F. Lazar	Director	January 18, 2005

/s/ Thomas J. Flaherty Thomas J. Flaherty	Director	January 18, 2005

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